Exhibit (99.16)

Excerpts from « 2008-2009 Budget – Budget Speech », March 13, 2008.

Gouvernement du Québec

Summary of consolidated budgetary transactions

2007-2008 fiscal year

(millions of dollars)

	May 2007 Budget	Preliminary results
BUDGETARY REVENUE

Own-source revenue	47 953	49 295

Federal transfers	13 174	13 625
Total	61 127	62 920

BUDGETARY EXPENDITURE

Program spending	-53 913	-54 635

Debt service	-7 244	-7 003
Total	-61 157	-61 638

NET RESULTS OF CONSOLIDATED ENTITIES	483	-162
SURPLUS FOR THE PURPOSES OF THE PUBLIC ACCOUNTS	453	1 120

Deposit of dedicated revenues in the Generations Fund	-453	-403
BUDGETARY BALANCE BEFORE USE OF BUDGETARY RESERVE	0	717

Deposit in the Generations Fund from the budgetary reserve	-200	-200

Budgetary reserve	200	-517
BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0	0

Prudence	37
and Discipline

Gouvernement du Québec

Summary of consolidated budgetary transactions

2008-2009 forecast

(millions of dollars)

BUDGETARY REVENUE

Own-source revenue	48 917

Federal transfers	14 063
Total	62 980

BUDGETARY EXPENDITURE

Program spending	-56 948

Debt service	-6 907
Total	-63 855

NET RESULTS OF CONSOLIDATED ENTITIES	447

Contingency provision	-200
SURPLUS (DEFICIT) FOR THE PURPOSES OF THE PUBLIC ACCOUNTS	-628

Deposit of dedicated revenues in the Generations Fund	-742
BUDGETARY BALANCE BEFORE USE OF BUDGETARY RESERVE	-1 370

Budgetary reserve	1 370
BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0

38	2008-2009
Budget Speech

Gouvernement du Québec

Budgetary revenue of the Consolidated Revenue Fund

2008-2009 forecast

(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 200
Health Services Fund	5 594
Corporate taxes[1]	4 591
28 385
Consumption taxes
Retail sales	10 769
Fuel	1 704
Tobacco	623
Alcoholic beverages	448
13 544
Duties and permits
Motor vehicles	767
Natural resources	-37
Other	188
918
Miscellaneous
Sales of goods and services	395
Interest	578
Fines, forfeitures and recoveries	472
1 445
Revenue from government enterprises
Hydro-Québec	2 500
Loto-Québec	1 295
Société des alcools du Québec	785
Other	45
4 625
Total	48 917
FEDERAL TRANSFERS
Equalization	8 028
Health transfers	3 833
Transfers for post-secondary education and other social programs	1 320
Other programs	882
Total	14 063
TOTAL BUDGETARY REVENUE	62 980

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Prudence	39
and Discipline

Gouvernement du Québec

Budgetary expenditure of the Consolidated Revenue Fund

2008-2009 forecast

(millions of dollars)

PROGRAM SPENDING
Affaires municipales et Régions	1 784.4
Agriculture, Pêcheries et Alimentation	703.0
Assemblée nationale	114.1
Conseil du trésor et Administration gouvernementale	635.1
Conseil exécutif	335.2
Culture, Communications et Condition féminine	649.7
Développement durable, Environnement et Parcs	200.9
Développement économique, Innovation et Exportation	790.4
Éducation, Loisir et Sport	13 984.0
Emploi et Solidarité sociale	4 145.3
Famille et Aînés	1 941.6
Finances (excluding debt service)	163.2
Immigration et Communautés culturelles	270.3
Justice	666.2
Personnes désignées par l’Assemblée nationale	66.6
Relations internationales	125.3
Ressources naturelles et Faune	554.1
Revenu	936.9
Santé et Services sociaux	25 468.9
Sécurité publique	1 032.9
Services gouvernementaux	100.0
Tourisme	140.7
Transports	2 345.2
Travail	32.7
Subtotal	57 186.7
Anticipated lapsed appropriations	-150.0
Deferred appropriations in 2009-2010	-88.8
Total	56 947.9

DEBT SERVICE
Direct debt service	4 736.0
Interest ascribed to the retirement plans	2 171.0
Total	6 907.0
TOTAL BUDGETARY EXPENDITURE	63 854.9

40	2008-2009
Budget Speech

Gouvernement du Québec

Consolidated non-budgetary transactions

2008-2009 forecast

(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES

Consolidated Revenue Fund	-18

Consolidated entities	-382
Total	-400

CAPITAL EXPENDITURES

Consolidated Revenue Fund

Net investments	-382

Depreciation	242
Subtotal	-140
Consolidated entities	-1 814
Total	-1 954
NET INVESTMENTS IN THE NETWORKS	-1 030

RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 398

OTHER ACCOUNTS

Consolidated Revenue Fund	-935

Consolidated entities	427
Total	-508
TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	-1 494

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

Prudence	41
and Discipline

Gouvernement du Québec

Consolidated financing transactions

2008-2009 forecast

(millions dollars)

CHANGE IN CASH POSITION

Consolidated Revenue Fund	1 987

Consolidated entities	—
Total	1 987

NET BORROWINGS

Consolidated Revenue Fund

New borrowings	6 612

Repayment of borrowings	-4 316
Subtotal	2 296

Consolidated entities

New borrowings	5 339

Repayment of borrowings	-2 245
Subtotal	3 094
Total	5 390
RETIREMENT PLANS SINKING FUND AND EMPLOYEE FUTURE BENEFITS FUNDS	-5 883
GENERATIONS FUND	-742
TOTAL CONSOLIDATED FINANCING TRANSACTIONS	752

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

42	2008-2009
Budget Speech